UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): October 28, 2009

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)
(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Seventh Amendment to NIH Agreement

On October 28, 2009, Repros Therapeutics Inc., a Delaware corporation (the “Company”), entered into the Seventh Amendment (the “Amendment”) to the Agreement by and between the Company and National Institutes of Health of the Food and Drug Administration agencies of the United States Public Health Service within the Department of Health and Human Services (as previously amended, the “Agreement”).

The Amendment revises the existing milestones and dates for performance to provide additional time to lift the current clinical hold on Proellex® or select a second generation molecule for further development from the family of anti-progestational agents covered by the Agreement.  If the hold on the active ingredient of Proellex® cannot be lifted, the Company can satisfy the diligence portion of the Agreement by selecting a second molecule from the family of anti-progestational agents covered by the Agreement and, after sufficient pre-clinical work, submit a pre-clinical package for opening an Investigational New Drug Application to the FDA to commence human clinical testing of this new agent.

A copy of the Company’s press release announcing entry into the Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Settlement Agreement with Creditors

On October 29, 2009, the Company entered into a Master Settlement Agreement and Releases (the “Settlement Agreement”) with its major creditors (the “Creditors”).  Pursuant to the Settlement Agreement, the Company agreed to issue an aggregate of up to 5,503,843 shares of its common stock and pay an aggregate of approximately $2.8 million to such Creditors as payment in full for then-outstanding liabilities to such Creditors and in exchange for the release of the claims held by and the dismissal of the litigation commenced by the Creditors against the Company.  Under the Settlement Agreement, the Company agreed to use its best efforts to prepare and file a registration statement to register such shares issued to the Creditors, to use its best efforts to have such registration statement declared effective as soon as possible, and to maintain such registration statement until all such shares registered thereunder to the Creditors have been sold or for a period of one year, whichever comes first.  The Company  also agreed to refrain from (i) filing any other registration statement for any primary public offering or other offering of its equity securities prior to filing such registration statement with the Securities and Exchange Commission and (ii) selling any shares for any primary public offering or other offering of its equity securities during the ten business days immediately following the effective date of such registration statement, in order to provide such Creditors an opportunity to sell their shares issued under the Settlement Agreement.

A copy of the Company’s press release announcing entry into the Settlement Agreement and a copy of the Settlement Agreement are attached as Exhibit 99.2 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under the heading titled “Settlement Agreement with Creditors” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2009, Katherine Anderson was engaged as the Chief Accounting Officer of the Company.  Ms. Anderson, 51, is a certified public accountant and has served as the Company’s Controller for the previous 8 years.

In connection with her appointment as Chief Accounting Officer, the Company and Ms. Anderson entered into a consulting agreement.  Pursuant to the terms and conditions of the Consulting Agreement, Ms. Anderson will receive $10,500 per month as compensation for service as the Chief Accounting Officer.  The foregoing description is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

As of October 29, 2009, Dr. Paul Lammers resigned his positions as the Company’s President and Secretary to become the Chief Executive Officer of Mirna Therapeutics, a private biotechnology company.  Dr. Lammers’ resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

On October 30, 2009, John C. Reed, MD, Ph.D. resigned his position as a member of the Company’s board of directors effective November 1, 2009.  Dr. Reed’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

10.1	Master Settlement Agreement and Releases dated October 29, 2009 by and among the Company and its creditors signatory thereto

10.2	Consulting Agreement dated October 29, 2009 by and between the Company and Katherine Anderson

99.1	Press Release dated October 28, 2009

99.2	Press Release dated October 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: November 2, 2009
	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Master Settlement Agreement and Releases dated October 29, 2009 by and among the Company and its creditors signatory thereto

10.2	Consulting Agreement dated October 29, 2009 by and between the Company and Katherine Anderson

99.1	Press Release dated October 28, 2009

99.2	Press Release dated October 30, 2009